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June 21, 1995




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We have read and agree with the comments made with respect to us in Item 4 of Form 8-K of HMG/Courtland Properties, Inc. dated June 21, 1995, except we have no basis for agreeing or disagreeing with the last sentence in the first paragraph and the last paragraph.



Yours truly,



DELOITTE & TOUCHE LLP








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                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                               FORM 8-K
                           CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

      Date of Report (Date of earliest event reported) June 21, 1995
                               (June 21, 1995)

                       HMG/Courtland Properties, Inc
            (Exact name of registrant as specified in its charter)

            Delaware                        1-7865                  59-1914299
(State or other jurisdiction             (Commission            (IRS Employer
  of incorporation)                       File Number)    Identification No.)

 ..........2701 South Bayshore Drive, Coconut Grove, Florida          33133
       (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: ....         305-854-6803






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Item 4.  Changes in Registrant's Certifying Accountant.
  HMG/Courtland Properties, Inc. (the "Company") and its independent accountants, Deloitte & Touche LLP ("Deloitte & Touche"), have decided to end their relationship by mutual consent effective June 20, 1995. Deloitte & Touche's reports on the Company's financial statements for the past two years do not contain any adverse opinions or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to end the Company's relationship with Deloitte & Touche was recommended and approved by the Audit Committee of the Company's Board of Directors.

  During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  Deloitte & Touche has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that Deloitte & Touche agrees with the statements in the two preceding paragraphs.

  The Company is presently interviewing several accounting firms and expects to engage one in the next couple of months.






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Item 7.  Financial Statements and Exhibits.

         (a)  Exhibits

Exhibit No.	                                  Description

   99	                          Letter from Deloitte & Touche, LLP





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  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       HMG/COURTLAND PROPERTIES, INC.


Date:  June 21, 1995                                    By: /s/ Maurice Wiener

                                                               Maurice Wiener
                                                         Chairman of the Board






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                               EXHIBIT INDEX


Exhibit No.                                 Description

   99                                   Letter from Deloitte & Touche, LLP